Exhibit 32.1

CERTIFICATION

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

     The undersigned officers of Lions Gate Entertainment Corp. (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that to the best of their knowledge:

     (i) the Form 10-Q of the Company (the “Report”) for the quarterly period ended December 31, 2004, fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

     (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 9, 2005

/s/ Jon Feltheimer
Jon Feltheimer
Chief Executive Officer

/s/ James Keegan
James Keegan
Chief Financial Officer